UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

Pursuant to Section 12(b) or 12(g) of the

Securities Exchange Act of 1934

Bluerock Residential Growth REIT, Inc.
(Exact name of registrant as specified in its charter)

Maryland	26-3136483
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

712 Fifth Avenue, 9th Floor New York, NY 10019
(Address of principal executive offices)

Securities to be registered pursuant to Section 12(b) of the Act:
Title of each class to be so registered	Name of each exchange on which each class is to be registered
7.625% Series C Cumulative Redeemable Preferred Stock ($0.01 par value per share)	NYSE MKT

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☐

Securities Act registration statement file number to which this form relates:

333-208956

Securities to be registered pursuant to Section 12(g) of the Act:

None

(Title of each class to be registered)

ITEM 1.	DESCRIPTION OF REGISTRANT’S SECURITIES TO BE REGISTERED.

Bluerock Residential Growth REIT, Inc. (the “Company”) hereby incorporates by reference (i) the description of its 7.625% Series C Cumulative Redeemable Preferred Stock, $0.01 par value per share (“Series C Preferred Stock”) to be registered hereunder, set forth under the section entitled “The Offering” in the Company’s prospectus supplement dated July 12, 2016 (the “Prospectus Supplement”), as filed with the Securities and Exchange Commission (the “SEC”) on July 12, 2016 pursuant to Rule 424(b) under the Securities Act of 1933, as amended (the “Securities Act”), to the prospectus dated January 29, 2016 (the “Prospectus”), constituting part of the Registration Statement on Form S-3 (File No. 333-208956) of the Company, filed with the SEC under the Securities Act on January 12, 2016; (ii) the related information under the headings “Description of Capital Stock – Preferred Stock” in the Prospectus and “Description of Series C Preferred Stock” in the Prospectus Supplement; and (iii) any description of the Series C Preferred Stock included in a form of prospectus supplement subsequently filed by the Company under Rule 424(b) under the Securities Act. The Series C Preferred Stock is expected to be listed on the NYSE MKT under the symbol “BRG-PrC.”

ITEM 2.	EXHIBITS.

The documents listed below are filed as exhibits to this registration statement.

Exhibit No.	Description

3.1

Second Articles of Amendment and Restatement of the Company, incorporated by reference to Exhibit 3.3 to Pre-Effective Amendment No. 5 to the Company’s Registration Statement on Form S-11 (No. 333-192610)

3.2

Articles of Amendment to the Second Articles of Amendment and Restatement of the Company, dated March 26, 2014, incorporated by reference to Exhibit 3.6 to Pre-Effective Amendment No. 5 to the Company’s Registration Statement on Form S-11 (No. 333-192610)

3.3

Articles of Amendment to the Second Articles of Amendment and Restatement of the Company, dated March 26, 2014, incorporated by reference to Exhibit 3.7 to Pre-Effective Amendment No. 5 to the Company’s Registration Statement on Form S-11 (No. 333-192610)

3.4

Articles of Amendment to the Second Articles of Amendment and Restatement of the Company, dated March 31, 2014, incorporated by reference to Exhibit 3.3 to the Company’s Current Report on Form 8-K filed on April 1, 2014

3.5

Articles of Amendment to the Second Articles of Amendment and Restatement of the Company, dated March 31, 2014, incorporated by reference to Exhibit 3.4 to the Company’s Current Report on Form 8-K filed on April 1, 2014

3.6	Articles Supplementary of the Company, dated October 20, 2015, incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed on October 21, 2015
3.7	Articles Supplementary of the Company, dated February 26, 2016, incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed on March 1, 2016
3.8	Articles Supplementary of the Company, dated March 29, 2016, incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed on March 29, 2016
3.9	Articles Supplementary of the Company, dated July 15, 2016
3.10	Second Amended and Restated Bylaws of the Company, incorporated by reference to Exhibit 3.5 to Pre-Effective Amendment No. 5 to the Company’s Registration Statement on Form S-11 (No. 333-192610)

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

BLUEROCK RESIDENTIAL GROWTH REIT, INC.

Date: July 15, 2016	By:	/s/ Christopher J. Vohs
Christopher J. Vohs
Chief Accounting Officer and Treasurer

EXHIBIT INDEX

Exhibit No.	Description

3.1

Second Articles of Amendment and Restatement of the Company, incorporated by reference to Exhibit 3.3 to Pre-Effective Amendment No. 5 to the Company’s Registration Statement on Form S-11 (No. 333-192610)

3.2

Articles of Amendment to the Second Articles of Amendment and Restatement of the Company, dated March 26, 2014, incorporated by reference to Exhibit 3.6 to Pre-Effective Amendment No. 5 to the Company’s Registration Statement on Form S-11 (No. 333-192610)

3.3

Articles of Amendment to the Second Articles of Amendment and Restatement of the Company, dated March 26, 2014, incorporated by reference to Exhibit 3.7 to Pre-Effective Amendment No. 5 to the Company’s Registration Statement on Form S-11 (No. 333-192610)

3.4

Articles of Amendment to the Second Articles of Amendment and Restatement of the Company, dated March 31, 2014, incorporated by reference to Exhibit 3.3 to the Company’s Current Report on Form 8-K filed on April 1, 2014

3.5

Articles of Amendment to the Second Articles of Amendment and Restatement of the Company, dated March 31, 2014, incorporated by reference to Exhibit 3.4 to the Company’s Current Report on Form 8-K filed on April 1, 2014

3.6	Articles Supplementary of the Company, dated October 20, 2015, incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed on October 21, 2015
3.7	Articles Supplementary of the Company, dated February 26, 2016, incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed on March 1, 2016
3.8	Articles Supplementary of the Company, dated March 29, 2016, incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed on March 29, 2016
3.9	Articles Supplementary of the Company, dated July 15, 2016
3.10	Second Amended and Restated Bylaws of the Company, incorporated by reference to Exhibit 3.5 to Pre-Effective Amendment No. 5 to the Company’s Registration Statement on Form S-11 (No. 333-192610)